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                       SECOND NOTE MODIFICATION AGREEMENT


        THIS SECOND NOTE MODIFICATION AGREEMENT, is made and entered into this 29th day of June, 2001, by and between CUNA NETWORK SERVICES, LLC (FORMERLY SUNSTAR IP COMMUNICATIONS, LLC), a Delaware limited liability company (the "Maker") and AQUIS IP COMMUNICATIONS, INC., a Delaware corporation (the "Holder").

                                   Background
                                   ----------

        Pursuant to the terms of an Asset Purchase Agreement, dated as of July 13, 2000, by and among Holder, Maker and others, Maker executed and delivered to Holder a Promissory Note in the principal amount of $1,329,018.00, dated August 31, 2000, a copy of which is attached hereto as Exhibit A (the "Note"). In addition, the parties entered into a Note Modification Agreement, dated December 29,2000, a copy of which is attached hereto as Exhibit B (the "Note Modification Agreement"). Pursuant to the provisions of the Note Modification Agreement, all principal and accrued and unpaid interest under the Note is due and payable in full on March 30, 2001. It is the desire of the Maker to extend the date for payment of all amounts due under the


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Note from March 30, 2001 to December 31,
2001, and the Holder is agreeable to such extension on the terms and conditions herein set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and the Holder make and enter into this Note Modification Agreement, and agree as follows:

         1. Amount of Indebtedness as of June 29, 2001. The total amount of the indebtedness of the Maker to the Holder under the Note as of June 29, 2001 is Nine Hundred Fifty Five Thousand One Hundred Sixty Five dollars ($ 955,165) (the "Present Indebtedness"). A calculation of the amount of the Present Indebtedness is set forth on Exhibit C, attached hereto.

         2. Extension of Payment Date. The date for payment of all amounts due under the Note (including, without limitation, the Present Indebtedness and all interest and the Additional Amount which accrue during the Extended Period) shall be, and is hereby, extended from March 30, 2001 to December 31, 2001 (the "Extended Period").


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         3.       Interest and Additional Payments. During the Extended Period,
                  the unpaid amount of the Note shall bear interest at 12% per annum. This interest shall be paid currently on the last day of each month that the unpaid principal is outstanding. In the event of a default in this Second Note Modification Agreement, interest on the outstanding balance of the Note shall be increased to 15%.

         4. Discount Payment. Upon the payment of $50,000 at the execution of this Second Note Modification Agreement, the parties agree that this Note will be satisfied in full upon by making additional cumulative payments in the following amounts by the indicated times.

                          By Sept     30, 2001         $625,000
                          By Oct      31, 2001         $700,000
                          By Nov      30, 2001         $775,000
                          By Dec      15, 2001         $850,000

         5. Application of Payments. All payments received from the Maker will be applied first to accrued interest, then to Additional Amounts and lastly to principal.

         6. Full Force and Effect. Except as otherwise herein specifically provided, the Note and the Security Agreement made and entered into between the Maker and the Holder, dated as of August 31, 2000 (the "Security Agreement"), and each of the terms and provisions thereof, shall remain enforceable and in full force and effect. In addition, the Security Agreement shall apply to and secure all interest and Additional Amounts which accrue during the Extended Period, as well as the Present Indebtedness.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                            AQUIS IP COMMUNICATIONS, INC.

                                            By:   /s/ D. Brian Plunkett
                                              ----------------------------------

                                            CUNA NETWORK SERVICES, LLC

                                            By:  /s/ John Hobko
                                            ------------------------------------